Exhibit 99

For further information, contact:
»	Kathleen A. Lally, Vice President – Investor Relations	Phone:	973-430-6565
»	Greg McLaughlin, Sr. Investor Relations Analyst	Phone:	973-430-6568
»	Yaeni Kim, Sr. Investor Relations Analyst	Phone:	973-430-6596

January 31, 2007

PSEG ANNOUNCES 2006 RESULTS:

$2.98 PER SHARE FROM CONTINUING OPERATIONS

$3.71 PER SHARE OF OPERATING EARNINGS

Results at High End of 2006 Guidance of $3.45 to $3.75 Per Share,
Reflecting Strong Performance of Nuclear and Fossil Generating Facilities

Company Reaffirms 2007 Guidance of $4.60 to $5.00 Per Share

Public Service Enterprise Group (PSEG) reported today (January 31, 2007) 2006 Income from Continuing Operations of $752 million or $2.98 per share as compared to $886 million or $3.63 per share for 2005. Operating Earnings for the year 2006 were $938 million or $3.71 per share compared to 2005 Operating Earnings of $918 million or $3.77 per share. Including charges associated with the sale of RGE ($178 million or $0.70 per share), merger related costs ($8 million or $0.03 per share), and discontinued operations ($13 million or $0.05 per share), PSEG reported Net Income for the full year 2006 of $739 million or $2.93 per share.

PSEG also reported Income from Continuing Operations for the fourth quarter of 2006 of $173 million or $0.69 per share. This compared to fourth-quarter 2005 results of $227 million or $0.92 per share. Operating Earnings for the fourth quarter of 2006 were comparable to Income from Continuing Operations. The discontinuation of operations at the Lawrenceburg Energy facility, in December 2006, resulted in a charge of $220 million ($0.87 per share) creating a Net Loss for the quarter of $47 million or $0.18 per share.

E. James Ferland, Chairman and Chief Executive Officer of PSEG, said the overall results reflect the continued strength of PSEG Power including the strong performance of PSEG Power’s Nuclear Generating fleet, and excellent profitability in PSEG Energy Holdings’ two generating stations in Texas. Operating Earnings exclude the impact of the sale of certain non-core domestic and international assets and costs stemming from the terminated merger agreement with Exelon Corporation. The table below provides a reconciliation of PSEG’s Net Income to Operating Earnings (a non-GAAP measure) for the full year and fourth quarter.

PSEG CONSOLIDATED EARNINGS
Full Year Comparative Results
2006 and 2005
	Income		Diluted Earnings
	($M)		Per Share
	2006	2005	2006	2005

Net Income	$739	$661	$2.93	$2.71

Add: Cumulative Effect of Accounting Change		17		0.07
Add: Loss from Discontinued Operations	13	208	0.05	0.85

Income From Continuing Operations	752	886	2.98	3.63

Add: Merger Costs	8	32	0.03	0.14
Add: Loss on Sale of RGE	178		0.70

Operating Earnings (Non-GAAP)	$938	$918	$3.71	$3.77

All amounts are after federal and state income taxes	Avg. Shares		252M	244M

PSEG CONSOLIDATED EARNINGS
Fourth Quarter Comparative Results
2006 and 2005
	Income		Diluted Earnings
	($M)		Per Share
	2006	2005	2006	2005

Net Income (Loss)	$(47)	$205	$(0.18)	$0.83

Add: Cumulative Effect of Accounting Change		17		0.07
Add: Loss from Discontinued Operations	220	5	0.87	0.02

Income From Continuing Operations	173	227	0.69	0.92

Add: Merger Costs	1	6	-	0.02

Operating Earnings (Non-GAAP)	$174	$233	$0.69	$0.94

All amounts are after federal and state income taxes	Avg. Shares		253M	248M

PSEG believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends.

“Despite the merger termination, 2006 proved to be an especially strong year for PSEG on a stand-alone basis,” Ferland said. “We benefited from excellent operations at our Salem and Hope Creek plants and robust performance at our Odessa and Guadalupe stations in Texas. Because of this, we were able to take advantage of a favorable pricing environment in the energy marketplace, enhancing our profitability for the year.”

Ferland noted several key highlights for the year:

           - PSE&G, the company’s New Jersey energy delivery business, successfully completed three regulatory proceedings and, for the second year in a row, won PA Consulting’s national ReliabilityOne award for superior electric utility reliability.

           - PSEG Power’s nuclear facilities achieved an all-time record for electric production and operated at an overall capacity factor for the year of approximately 96%. We also experienced strong performance from our fossil fleet, and greater margins due to recontracting.

           - PSEG Energy Holdings realized its most profitable year and made significant progress in reducing its exposure to risks from international investments through the sale of non-core assets in Poland, Brazil, Oman and other smaller investments.

Ralph Izzo, president and chief operating officer, said that PSEG met or exceeded the operating and financial goals it set for itself. In 2006, lower operating earnings from PSE&G, caused by weather and regulatory delays, were offset by record levels of operating earnings from PSEG Power and PSEG Energy Holdings. During the quarter, PSEG can point to accomplishments in the four operational areas it established for itself: the company extended the Nuclear Operating Service Agreement (NOSA) with Exelon, reached an environmental consent decree providing for the continued operation of Hudson Unit 2, gained approval of its electric and gas rate agreements and began the process of reorganizing the corporation. He reinforced the corporation’s commitment to the safe, reliable and clean operation of its facilities as well as supporting the firm’s financial goals.

“A major development at year-end was our decision to resume direct management of the Salem and Hope Creek facilities before the expiration of our Nuclear Operating Services Agreement with Exelon,” Izzo said. “This was an important step toward assuring Salem and Hope Creek continue on their path to sustained excellence under the guidance of one of the most capable and experienced management teams in the industry. We must also compliment Exelon for the professionalism exhibited by their team during the entire process, and for their commitment to excellence in operations as part owner of Salem.”

The senior leaders from Exelon – William Levis, Thomas Joyce and George Barnes -- who had been in place at Salem and Hope Creek since the inception of the NOSA in January 2005 became PSEG employees on January 1, 2007. “We are pleased to have these talented leaders on board at PSEG and are confident that they and their strong workforce will continue building on the success they have achieved to date,” Izzo said. “The performance of our nuclear fleet is a primary ingredient in our overall success, and this move reinforces our long-term commitment to nuclear power.”

In discussing PSEG’s outlook for 2007, Izzo reaffirmed operating earnings guidance of $4.60 to $5.00 per share, approximately one-third higher than 2006 guidance, and projected earnings growth in excess of 10% in 2008. “Strong operations, a period of high energy prices and an improving picture for energy capacity markets are contributing to a very positive trajectory for PSEG over the next couple of years,” he said. “In addition to being solidly positioned for earnings growth in 2007 and 2008, we continue to benefit from the stability provided by a strong, balanced mix of energy businesses.”

Forecast Operating Earnings ranges by subsidiary for 2007 are as follows:

2007 Operating Earnings ($millions)

PSEG Power	$770	-	$850
PSE&G	$330	-	$350
PSEG Energy Holdings	$130	-	$145
PSEG Parent	($60)	-	($50)

Operating Earnings	$1,170	-	$1,295

Earnings Per Share	$4.60	-	$5.00

Izzo added that he anticipates strong earnings and cash flow from PSEG’s operating companies. “This positive outlook enabled us to increase our dividend on January 16 of this year to $2.34 per share on an indicated annual basis,” he said. “We expect to consider modest annual increases in the dividend on an annual basis as our financial condition allows.”

Operating Earnings Review and Outlook by Operating Subsidiary

See Attachments 7 and 8 for detail regarding the quarter-over-quarter and year-over-year earnings reconciliations for each of PSEG’s businesses.

PSE&G

PSE&G reported a slight decline in operating earnings for the fourth quarter of 2006 to $64 million ($0.25 per share) from $66 million ($0.26 per share) in 2005. The results for the quarter brought full year operating earnings to $262 million ($1.04 per share) as compared with 2005 results of $347 million ($1.42 per share).

PSE&G’s quarterly and full year operating earnings were dampened by abnormal weather conditions and the absence of rate relief. A warmer than normal December reduced earnings by $0.06 per share for the fourth quarter of 2006. The winter months of 2006 were all substantially warmer than 2005 while the summer months were only slightly warmer, hurting earnings by $0.19 per share. (See Attachment 10 for details on electric and gas sales and weather comparisons.) Quarterly results were also impacted by the absence of rate relief and higher levels of depreciation expense. These items were offset by higher levels of transmission revenues, and a lower effective tax rate.

The BPU’s November approval of rate agreements resolving rate treatment for the expiration of the electric depreciation rate credit as well as providing new residential gas supply rates provides the opportunity for the distribution company to earn its authorized return in 2007.

The gas base rate agreement approved by the BPU provides for an additional $79 million of margin consisting of a $40 million rate increase and lower non-cash depreciation and amortization expenses of $39 million. The settlement in the electric distribution financial review reduced the $64 million rate credit to $22 million, which with volume growth represents additional revenue of $47 million. Under the agreement, electric and gas base rates will be frozen until mid-November 2009.

PSEG Power

PSEG Power reported operating earnings of $102 million ($0.40 per share) for the fourth quarter of 2006 bringing full year operating earnings to $515 million ($2.04 per share), a record year for Power. On a comparative basis, PSEG Power reported operating earnings of $113 million ($0.45 per share) and $446 million ($1.83 per share) for the fourth quarter and full year 2005 respectively.

PSEG Power’s fourth quarter and full year operating earnings include a charge for the impairment of turbines to be sold in 2007 amounting to $44 million pre-tax, or $0.10 per share after tax.

PSEG Power’s margins in the fourth quarter benefited from higher contracted pricing ($0.13 per share), and the continued strong performance of the corporation’s nuclear fleet ($0.02 per share). During the quarter, the nuclear fleet operated at a 96.0% capacity factor (versus 93.2% a year ago) resulting in a full year capacity factor of 96.0% . The fleet’s performance improved Power’s full year operating margins by $0.20 per share.

Strong electric power pricing and generating unit performance more than offset a decline in margins on the BGSS gas contract for the quarter ($0.11 per share) and the full year ($0.22 per share). A decline in gas market prices in 2006 coupled with high inventory costs impacted margins associated with supplying this contract. The decline in margins appears particularly acute given comparisons against periods in 2005 that benefited from rising prices and low inventory costs.

Earnings comparisons during the quarter and year were also affected by higher depreciation and interest expense associated with the second quarter start up of Linden, and the absence of nuclear decommissioning trust fund gains of $0.05 per share and $0.13 per share recognized during the fourth quarter and the full year 2005 respectively. (See Attachment 8 for a detailed look at items affecting year over year earnings comparisons.)

PSEG Power’s forecast operating earnings for 2007 are expected to continue to benefit from higher electric power pricing with the expiration of below market contracts in New Jersey and Connecticut, strong operations and the absence of the earnings drag from Lawrenceburg. In addition, we expect margins in 2007 associated with servicing the BGSS gas contract to approximate a little more than half of the shortfall in earnings experienced between 2005 and 2006.

PSEG Energy Holdings

PSEG Energy Holdings reported operating earnings for the fourth quarter of 2006 of $24 million ($0.10 per share) versus $72 million ($0.30 per share) earned during 2005’s fourth quarter. The results for the fourth quarter brought full year 2006 operating earnings to a record level for Energy Holdings of $227 million ($0.89 per share) compared with 2005’s full year operating earnings of $196 million ($0.81 per share).

Regarding the fourth quarter results, the decline in PSEG Energy Holdings’ operating earnings primarily reflects the absence of a $0.18 per share gain recorded by PSEG Resources during the prior year from the sale of the Seminole leveraged lease. Results for the quarter were also hurt by a decline in margins at TIE as well as a small charge ($0.02 per share) associated with the impairment of Global’s Venezuelan investment.

The lower earnings guidance for 2007 relative to 2006’s record results is influenced by a forecasted decline in spark spreads in Texas compared to high margins experienced in 2006 as well as the adoption of the new accounting standard regarding uncertain tax positions.

Overall, Izzo stated that he is very proud of the focus shown by the PSEG team during 2006, and that the company is well positioned for record earnings in the upcoming year.

Forward-Looking Statements
This communication includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, for example, statements regarding benefits of the proposed merger of Exelon and PSEG, integration plans, and expected synergies, anticipated future financial and operating performance and results, including estimates for growth. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. A discussion of some of these risks and uncertainties, as well as other risks associated with the proposed merger, is included in the definitive joint proxy statement/prospectus that Exelon filed with the Securities and Exchange Commission on June 3, 2005 under Rule 424(b)(3) (Registration No. 333-122704). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Exelon nor PSEG undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
For the Twelve Months Ended December 31,
(Unaudited)

	2006 EPS			2005 EPS

	Reported	Continuing	Operating	Reported	Continuing	Operating
	Earnings	Operations	Earnings	Earnings	Operations	Earnings

PSE&G:
Operations	$1.04	$1.04	$1.04	$1.42	$1.42	$1.42
Merger and Merger Related Costs	-	-	-	(0.01)	(0.01)	-

Total PSE&G:	1.04	1.04	1.04	1.41	1.41	1.42

PSEG Power:
Operations	2.04	2.04	2.04	1.83	1.83	1.83
Merger and Merger Related Costs	-	-	-	(0.05)	(0.05)	-
Change in accounting principle	-	-	-	(0.07)	-	-
Discontinued Operations	(0.95)	-	-	(0.92)	-	-

Total PSEG Power:	1.09	2.04	2.04	0.79	1.78	1.83

PSEG Energy Holdings:
PSEG Global	0.66	0.66	0.66	0.45	0.45	0.45
PSEG Resources	0.24	0.24	0.24	0.37	0.37	0.37
PSEG Holdings	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
PSEG Global - Net Loss from RGE	(0.70)	(0.70)	-	-	-	-
Discontinued Operations	0.90	-	-	0.07	-	-

Total PSEG Energy Holdings	1.09	0.19	0.89	0.88	0.81	0.81

Enterprise:
Interest & Other Expenses	(0.26)	(0.26)	(0.26)	(0.29)	(0.29)	(0.29)
Merger and Merger Related Costs	(0.03)	(0.03)	-	(0.08)	(0.08)	-

Total Enterprise	(0.29)	(0.29)	(0.26)	(0.37)	(0.37)	(0.29)

PSEG Earnings Per Share	$2.93	$2.98	$3.71	$2.71	$3.63	$3.77

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Unaudited)

	For the Quarter Ended December 31,		For the Years Ended December 31,

	2006	2005	2006	2005

Earnings Results (in Millions)

PSE&G	$64	$66	$262	$347
PSEG Power	102	113	515	446
PSEG Energy Holdings
PSEG Global	11	20	166	109
PSEG Resources	14	52	63	91
PSEG Energy Holdings	(1)	-	(2)	(4)

Total PSEG Energy Holdings	24	72	227	196

PSEG	(16)	(18)	(66)	(71)

Operating Earnings	$174	$233	$938	$918

Loss from RGE	$-	$-	$(178)	$-
Merger and Merger Related Costs	(1)	(6)	(8)	(32)

Income from Continuing Operations	$173	$227	$752	$886

Loss from Discontinued Operations, Including (Loss) Gain on Disposal	(220)	(5)	(13)	(208)
Cumulative Effect of an Accounting Change	-	(17)	-	(17)

PSEG Net Income (Loss)	$(47)	$205	$739	$661

Fully Diluted Average Shares Outstanding (in Millions)	253	248	252	244

Per Share Results (Diluted)

PSE&G	$0.25	$0.26	$1.04	$1.42
PSEG Power	0.40	0.45	2.04	1.83
PSEG Energy Holdings
PSEG Global	0.04	0.09	0.66	0.45
PSEG Resources	0.06	0.21	0.24	0.37
PSEG Energy Holdings	-	-	(0.01)	(0.01)

Total PSEG Energy Holdings	0.10	0.30	0.89	0.81

PSEG	(0.06)	(0.07)	(0.26)	(0.29)

Operating Earnings	$0.69	$0.94	$3.71	$3.77

Loss from RGE	$-	$-	$(0.70)	$-

Merger and Merger Related Costs	-	(0.02)	(0.03)	(0.14)

Income from Continuing Operations	$0.69	$0.92	$2.98	$3.63

Loss from Discontinued Operations, Including (Loss) Gain on Disposal	(0.87)	(0.02)	(0.05)	(0.85)

Cumulative Effect of a Change in Accounting Principle	-	(0.07)	-	(0.07)

PSEG Net Income (Loss)	$(0.18)	$0.83	$2.93	$2.71

Note 1:
Net Income includes preferred stock dividends / preference units distributions relating to PSE&G of $1 million for each of the quarters ended December 31, 2006 and 2005, respectively.

Net Income includes preferred stock dividends / preference units distributions relating to PSE&G of $4 million and $4 million, PSEG Global of $0 million and $3 million for the years ended December 31, 2006 and 2005.

Note 2:
Basic Earnings per Share from Continuing Operations was $0.69 and $0.93 per share for the quarters ended December 31, 2006 and 2005, respectively. Basic Earnings per Share from Net Income/(Loss) was ($0.18) and $0.84 per share for the quarters ended December 31, 2006 and 2005, respectively.

Basic Earnings per Share from Continuing Operations was $2.99 and $3.69 per share for the years ended December 31, 2006 and 2005, respectively. Basic Earnings per Share from Net Income was $2.94 and $2.75 per share for the years ended December 31, 2006 and 2005, respectively.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CONSOLIDATING STATEMENT OF OPERATIONS

For the Quarter Ended December 31, 2006
(Unaudited, $ Millions)

					PSEG	PSEG ENERGY
	PSEG	OTHER		PSE&G	POWER	HOLDINGS

			(Note 2)

OPERATING REVENUES	$2,834		$(764)	$1,815	$1,506	$277

OPERATING EXPENSES
Energy Costs	1,542		(763)	1,159	990	156
Operation and Maintenance	643		(9)	305	289	58
Write-down of Project Investments	11		-	-	-	11
Depreciation and Amortization	200		5	144	37	14
Taxes Other Than Income Taxes	33		-	33	-	-

Total Operating Expenses	2,429		(767)	1,641	1,316	239

Income from Equity Method Investments	27		-	-	-	27

		.
OPERATING INCOME	432		3	174	190	65

Other Income and Deductions	20		(1)	6	12	3
Interest Expense	(216)		(31)	(92)	(41)	(52)
Preferred Securities Dividends	(1)		-	(1)	-	-

INCOME BEFORE INCOME TAXES (Note 1)	235		(29)	87	161	16

Income Tax Benefit (Expense)	(62)		12	(23)	(59)	8

INCOME FROM CONTINUING OPERATIONS	173		(17)	64	102	24

Loss from Discontinued Operations, including Loss on Disposal, net of tax	(220)		-	-	(220)	-

NET INCOME (LOSS)	$(47)		$(17)	$64	$(118)	$24

Loss from Discontinued Operations, including Loss on Disposal, net of tax	220		-	-	220	-
Merger and Merger-Related Costs, net of tax	1		1	-	-	-

OPERATING EARNINGS	$174		$(16)	$64	$102	$24

For the Quarter Ended December 31, 2005
(Unaudited, $ Millions)

					PSEG	PSEG ENERGY
	PSEG	OTHER		PSE&G	POWER	HOLDINGS

			(Note 2)

OPERATING REVENUES	$3,388		$(910)	$2,089	$1,824	$385

OPERATING EXPENSES
Energy Costs	2,049		(904)	1,418	1,344	191
Operation and Maintenance	628		(8)	312	261	63
Depreciation and Amortization	182		5	135	31	11
Taxes Other Than Income Taxes	35		-	35	-	-

Total Operating Expenses	2,894		(907)	1,900	1,636	265

Income from Equity Method Investments	35		-	-	-	35

		.
OPERATING INCOME	529		(3)	189	188	155

Other Income and Deductions	38		(1)	7	41	(9)
Interest Expense	(202)		(34)	(86)	(37)	(45)
Preferred Securities Dividends	(1)		-	(1)	-	-

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES (Note 1)	364		(38)	109	192	101

Income Tax Benefit (Expense)	(135)		16	(44)	(80)	(27)

INCOME FROM CONTINUING OPERATIONS	229		(22)	65	112	74

Income (Loss) from Discontinued Operations, including Loss on Disposal, net of tax	(7)		-	-	(10)	3

INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	222		(22)	65	102	77
Cumulative Effect of a Change in Accounting Principle, net of tax	(17)		(1)	-	(16)	-

NET INCOME (LOSS)	$205		$(23)	$65	$86	$77

Discontinued Operations, incl. Loss on Disposal, net of tax	5		-	-	10	(5)
Cumulative Effect of a Change in Accounting Principle, net of tax	17		1	-	16	-
Merger and Merger-Related Costs, net of tax	6		4	1	1	-

OPERATING EARNINGS	$233		$(18)	$66	$113	$72

Note 1:
Income before Income Taxes includes preferred stock dividends relating to PSE&G of $1 million for each of the quarters ended December 31, 2006 and 2005.

Note 2:
Primarily includes financing activities at the parent and intercompany eliminations.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CONSOLIDATING STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2006
(Unaudited, $ Millions)
					PSEG	PSEG ENERGY
	PSEG	OTHER		PSE&G	POWER	HOLDINGS

			(Note 2)

OPERATING REVENUES	$12,164		$(2,819)	$7,569	$6,057	$1,357

OPERATING EXPENSES
Energy Costs	6,769		(2,809)	4,884	3,955	739
Operation and Maintenance	2,341		(29)	1,160	1,002	208
Write-down of Project Investments	274		-	-	-	274
Depreciation and Amortization	832		20	620	140	52
Taxes Other Than Income Taxes	133		-	133	-	-

Total Operating Expenses	10,349		(2,818)	6,797	5,097	1,273

Income from Equity Method Investments	120		-	-	-	120

		.
OPERATING INCOME	1,935		(1)	772	960	204

Other Income and Deductions	83		(14)	22	66	9
Interest Expense	(808)		(111)	(346)	(148)	(203)
Preferred Securities Dividends	(4)		-	(4)	-	-

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES (Note 1)	1,206		(126)	444	878	10

Income Tax Benefit (Expense)	(454)		53	(183)	(363)	39

INCOME FROM CONTINUING OPERATIONS	752		(73)	261	515	49

Loss from Discontinued Operations, including Gain (Loss) on Disposal, net of tax	(13)		-	-	(239)	226

NET INCOME (LOSS)	$739		$(73)	$261	$276	$275

(Income) from Discontinued Operations, including Gain on Disposal, net of tax	13		-	-	239	(226)
Loss on Sale of RGE, net of tax	178		-	-	-	178
Merger and Merger-Related Costs, net of tax	8		7	1	-	-

OPERATING EARNINGS	$938		$(66)	$262	$515	$227

For the Twelve Months Ended December 31, 2005
(Unaudited, $ Millions)

					PSEG	PSEG ENERGY
	PSEG	OTHER		PSE&G	POWER	HOLDINGS

			(Note 2)

OPERATING REVENUES	$12,162		$(2,681)	$7,514	$6,027	$1,302

OPERATING EXPENSES
Energy Costs	7,039		(2,658)	4,756	4,266	675
Operation and Maintenance	2,282		(23)	1,151	939	215
Depreciation and Amortization	731		18	553	114	46
Taxes Other Than Income Taxes	141		-	141	-	-

Total Operating Expenses	10,193		(2,663)	6,601	5,319	936

Income from Equity Method Investments	124		-	-	-	124

		.
OPERATING INCOME	2,093		(18)	913	708	490

Other Income and Deductions	141		(6)	12	144	(9)
Interest Expense	(784)		(129)	(342)	(100)	(213)
Preferred Securities Dividends	(4)		3	(4)	-	(3)

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES (Note 1)	1,446		(150)	579	752	265

Income Tax Benefit (Expense)	(560)		62	(235)	(318)	(69)

INCOME FROM CONTINUING OPERATIONS	886		(88)	344	434	196

Income (Loss) from Discontinued Operations, including Loss on Disposal, net of tax	(208)		-	-	(226)	18

INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
PRINCIPLE	678		(88)	344	208	214
Cumulative Effect of a Change in Accounting Principle, net of tax	(17)		(1)	-	(16)	-

NET INCOME (LOSS)	$661		$(89)	$344	$192	$214

(Income) Loss from Discontinued Operations, incl. Loss on Disposal, net of tax	208		-	-	226	(18)
Cumulative Effect of a Change in Accounting Principle, net of tax	17		1	-	16	-
Merger and Merger-Related Costs, net of tax	32		17	3	12	-

OPERATING EARNINGS	$918		$(71)	$347	$446	$196

Note 1:
Income from Continuing Operations before Income Taxes includes preferred stock dividends / preference units distributions relating to PSE&G of $4 million and $4 million and PSEG Global of $0 million and $3 million for the twelve months ended December 31, 2006 and 2005, respectively.

Note 2:
Primarily includes financing activities at the parent and intercompany eliminations.

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CAPITALIZATION SCHEDULE
(Unaudited, $ Millions)

	December 31,	December 31,
	2006	2005

DEBT
Commercial Paper and Loans	$381	$100
Long-Term Debt, including amounts due within one year	7,799	9,025
Securitization Debt, including amounts due within one year	1,879	2,041
Project Level, Non-Recourse Debt, including amounts due within one year	881	935
Debt Supporting Trust Preferred Securities, including amounts due within
one year	660	814

Total Debt	11,600	12,915

SUBSIDIARY'S PREFERRED SECURITIES	80	80

COMMON STOCKHOLDERS' EQUITY
Common Stock	4,661	4,618
Treasury Stock	(516)	(532)
Retained Earnings	2,710	2,545
Accumulated Other Comprehensive Loss	(127)	(609)

Total Common Stockholders' Equity	6,728	6,022

Total Capitalization	$18,408	$19,017

TOTAL DEBT TO TOTAL CAPITALIZATION (1)	51.6%	55.5%

Note 1:
PSEG's credit agreements contain covenants that require PSEG's debt to capitalization ratio not to exceed 70.0% at any time . PSEG entered into new credit agreements in December 2006 which contained a revised covenant calculation. The debt to capitalization ratio for 2005 is presented using the revised calculation for comparability.

The debt to capitalization ratio calculated under PSEG's credit agreements as of December 31, 2006 was 51.6% . The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($881 million), securitization debt ($1.879 billion) and Debt Supporting Trust Preferred Securities ($660 million). It also includes capital lease obligations ($50 million) and certain other obligations such as guarantees and letters of credit ($106 million), excluding any letters of credit related to collateral posting on energy/commodity contracts. The calculation excludes the equity reduction ($226 million) from the funded status of the pension and benefit plans associated with FAS 158 “Employers’ Accounting for Defined Pension and Other Post-Retirement Plans” which was recorded in 2006 and excludes the Accumulated Other Comprehensive Loss ($108 million) related to the market to market of energy contracts.

The debt to capitalization ratio calculated under the new covenants as of December 31, 2005 was 55.5% . The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($935 million), securitization debt ($2.041 billion) and Debt Supporting Trust Preferred Securities ($814 million). It also includes capital lease obligations ($53 million) and certain other obligations such as guarantees and letters of credit ($149 million), excluding any letters of credit related to collateral posting on energy/commodity contracts. The calculation excludes the Accumulated Other Comprehensive Loss ($558 million) related to the market to market of energy contracts.

This ratio is presented for the benefit of the investors and the related securities to which the covenants apply and is not intended as a financial performance or liquidity measure.

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited, $ Millions)

	For the Twelve Months Ended December 31,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$739	$661
Adjustments to Reconcile Net Income to Net Cash Flows
From Operating Activities	1,156	309

Net Cash Provided By Operating Activities	1,895	970

NET CASH USED IN INVESTING ACTIVITIES	(206)	(405)

NET CASH USED IN FINANCING ACTIVITIES	(1,835)	(542)

Effect of Exchange Rate Change	(1)	2

Net (Decrease) Increase in Cash and Cash Equivalents	(147)	25
Cash and Cash Equivalents at Beginning of Period	288	263

Cash and Cash Equivalents at End of Period	$141	$288

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Quarter-to-Quarter EPS Reconciliation
December 31, 2006 vs. December 31, 2005
(Unaudited)

PSEG 4th Quarter 2005 Net Income			$0.83

Cumulative Effect of a Change in Accounting Principle			$0.07
Loss from Discontinued Operations, including Loss on Disposal			0.02

PSEG 4th Quarter 2005 Income from Continuing Operations			$0.92

Merger and Merger Related Costs			0.02

PSEG 4th Quarter 2005 Operating Earnings			$0.94

PSE&G			B/(W)

4th Quarter 2005		$0.26

Weather		(0.06)
Demand		0.02
Transmission		0.02
Expiration of Excess Depreciation Credit		(0.03)
O&M & Other		0.02
Effective tax rate		0.02

4th Quarter 2006		$0.25	$(0.01)

PSEG Power

4th Quarter 2005		$0.45

Nuclear Output	0.02
Increased Output, Recontracting and Other	0.22
MTM	(0.05)
BGSS	(0.11)

Margin		0.08
New Assets (Depreciation and Interest)		(0.06)
Lower O&M		0.03
2006 Turbine impairment		(0.10)
Depreciation, Interest, and Other		0.06
NDT		(0.05)
Additional Shares Outstanding		(0.01)

4th Quarter 2006		$0.40	$(0.05)

PSEG Energy Holdings

4th Quarter 2005		$0.30

Gain on Sale of Seminole lease in 2005		(0.18)
TIE - MTM ($0.04), Operations ($0.04)		(0.08)
RGE - Absence of earnings due to sale		(0.04)
Turboven Project (Venezuela) impairment		(0.02)
Lower Interest Expense & Other		0.04
Lower taxes, primarily due to benefits on sale of foreign investment		0.08

4th Quarter 2006		$0.10	$(0.20)

Public Service Enterprise Group

4th Quarter 2005		$(0.07)

Interest savings		0.01

4th Quarter 2006		$(0.06)	$0.01

PSEG 4th Quarter 2006 Operating Earnings			$0.69

Merger and Merger Related Costs			-

PSEG 4th Quarter 2006 Loss from Continuing Operations			$0.69

(Loss) from Discontinued Operations, including Loss on Disposal			(0.87)

PSEG 4th Quarter 2006 Net Income (Loss)			$(0.18)

Attachment 8

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Year to Date EPS Reconciliation
December 31, 2006 vs. December 31, 2005
(Unaudited)

PSEG Net Income for the Twelve Months Ended December 31, 2005			$2.71

Cumulative Effect of a Change in Accounting Principle			$0.07
Loss from Discontinued Operations, including Loss on Disposa			0.85

PSEG Income from Continuing Operations for the Twelve Months Ended December 31, 2005			$3.63

Merger and Merger Related Costs			0.14

PSEG Operating Earnings for the Twelve Months Ended December 31, 2005			$3.77

PSE&G			B/(W)

Year to Date December 31, 2005		$1.42

Weather		(0.19)
Expiration of Excess Depreciation Credit		(0.15)
Transmission		0.06
Higher O&M		(0.04)
Depreciation & Amortization		(0.04)
Other		0.01
Additional Shares Outstanding		(0.03)

Year to Date December 31, 2006		$1.04	$(0.38)

PSEG Power

Year to Date December 31, 2005		$1.83

Nuclear Output	0.20
Increased Output, Recontracting and Other	0.84
BGSS	(0.22)

Margin		0.82
New Assets (BEC & Linden)		(0.23)
Higher O&M		(0.06)
Turbine impairment		(0.10)
Depreciation, Interest, and Other		0.04
NDT		(0.13)
Environmental Reserve		(0.06)
Additional Shares Outstanding		(0.07)

Year to Date December 31, 2006		$2.04	$0.21

PSEG Energy Holdings

Year to Date December 31, 2005		$0.81

TIE - MTM $0.13, Operations $0.08		0.21
Lower Interest Expense		0.10
Lower taxes, primarily due to benefits on sale of foreign investment		0.08
Write-off of Resources UAL lease in 2005		0.05
FX Gains in 2006 and Losses in 2005		0.03
Turboven Project (Venezuela) impairment		(0.02)
RGE - Absence of earnings due to sale		(0.06)
Absence of Gains from 2005 (Eagle Point, SEGS, MPC)		(0.31)
Other		0.03
Additional Shares Outstanding		(0.03)

Year to Date December 31, 2006		$0.89	$0.08

Public Service Enterprise Group

Year to Date December 31, 2005		$(0.29)

Interest savings		0.03

Year to Date December 31, 2006		$(0.26)	$0.03

PSEG Operating Earnings for the Twelve Months Ended December 31, 2006			$3.71

Merger and Merger Related Costs			(0.03)
Loss on Sale of RGE			(0.70)

PSEG Income from Continuing Operations for the Twelve Months Ended December 31, 2006			$2.98

Loss from Discontinued Operations, including Gain/(Loss) on Disposa			(0.05)

PSEG Net Income for the Twelve Months Ended December 31, 2006			$2.93

Attachment 9

PSEG Global L.L.C.
Investment Results
(Unaudited, $ Millions)

		Total Capital at Risk (A)
		As of December 31,
	2004		2005		2006

Region
United States	$424	16%	$481	19%	$508	25%
Chile & Peru	1,276	50%	1,336	53%	1,405	68%
Other - Europe, Asia, Mid-East, India & Other	885	34%	725	28%	153	7%

Total	$2,585	100%	$2,542	100%	$2,066	100%

		Contribution by Region
		For the Twelve Months Ended
	December 31,		December 31,		December 31,
	2004		2005		2006

Region
United States	$41	21%	$92	39%	$175	55%
Chile & Peru	104	53%	108	46%	129	41%
Other - Europe, Asia, Mid-East, India & Other	50	26%	34	15%	13	4%

Total	$195	100%	$234	100%	$317	100%

Reconciliation of Regional Contribution to Operating Earnings
		For the Twelve Months Ended
		December 31,
	2004		2005		2006

Total Global Regional Contributions	$195		$234		$317
MTM Loss on Polish Zloty	(18)		-		-
Administrative and general expenses	(40)		(37)		(35)
Interest Expense	(90)		(98)		(85)
Other Income	49		(5)		1
Gain on Sale of Assets	35		41		-
Income Tax Expense	(38)		(23)		(32)
Preference Unit Distributions	(14)		(3)		-

Operating Earnings	$79		$109		$166

(A) Total Capital at Risk includes Global's gross investments less non-recourse debt at the project level.

Attachment 10

PUBLIC SERVICE ELECTRIC & GAS
Sales and Revenues to Customers
(Unaudited)
December-06

Electric Sales and Revenues

	Three	Change vs.	Twelve	Change vs.
Sales (millions kwh)	Months Ended	2005	Months Ended	2005
Residential	2,897	-4.4%	13,393	-4.6%
Commercial	5,719	-1.1%	24,011	-0.6%
Industrial	1,359	-11.9%	5,891	-6.2%
Street Lighting	107	2.1%	369	2.0%
Interdepartmental	3	8.8%	14	-7.8%

Total	10,085	-3.6%	43,678	-2.6%

Revenue (in millions)
Residential	$365	4.7%	$1,713	4.2%
Commercial	484	10.3%	2,276	10.7%
Industrial	67	-1.9%	317	-4.6%
Street Lighting	19	9.6%	68	10.2%
Other	60	-46.8%	311	-17.0%

Total	$995	1.0%	$4,685	4.8%

Gas Sold and Transported

	Three	Change vs.	Twelve	Change vs.
Sales (millions therms)	Months Ended	2005	Months Ended	2005
Residential Sales	377	-16.4%	1,253	-13.7%
Commercial - Firm Sales	139	-14.6%	501	-10.6%
Commercial - Interr. & Cogen	13	-85.9%	55	-60.1%
Industrial - Firm Sales	11	-19.1%	38	-19.6%
Industrial - Interr. & Cogen	29	-58.6%	127	-35.0%
Other Operating Revenues	0	4.1%	1	-38.8%

Total	569	-27.9%	1,975	-17.5%

Gas Transported	305	-0.5%	1,194	-4.6%

Revenue (in millions)
Residential Sales	$355	-10.7%	$1,231	5.4%
Commercial - Firm Sales	125	-50.5%	491	-17.3%
Commercial - Interr. & Cogen	11	-63.7%	50	-24.7%
Industrial - Firm Sales	10	-49.6%	37	-23.4%
Industrial - Interr. & Cogen	20	-74.4%	103	-45.5%
Other Operating Revenues	36	0.8%	133	0.5%

Total	$557	-31.5%	$2,045	-7.0%

Gas Transported	264	-10.1%	839	-1.0%

	Three	Change vs.	Twelve	Change vs.
Weather Data	Months Ended	2005	Months Ended	2005
Degree Days - Actual	1,393	-17.4%	4,130	-16.3%
Degree Days - Normal	1,700		4,817

THI Hours - Actual	257	-48.6%	15,581	-18.4%
THI Hours - Normal	266		14,826

Attachment 11

PSEG Power
Generation Measures
(Unaudited)
December-06

% Generation by Fuel Type

	Quarter Ended		12 Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Nuclear - NJ	38%	40%	37%	36%
Nuclear - PA	18%	18%	18%	19%

Total Nuclear	56%	58%	55%	55%

Fossil - Coal - NJ	12%	14%	11%	13%
Fossil - Coal - PA	12%	12%	11%	12%
Fossil - Coal - CT	5%	5%	5%	6%

Total Coal	29%	31%	27%	31%

Fossil - Oil & Natural Gas - NJ	9%	5%	12%	9%
Fossil - Oil & Natural Gas - NY	4%	2%	4%	2%
Fossil - Oil & Natural Gas - CT	2%	4%	1%	2%
Fossil - Oil & Natural Gas - Midwest	0%	0%	1%	1%

Total Oil & Natural Gas	15%	11%	18%	14%

Fossil - Pumped Storage	0%	0%	0%	0%

	100%	100%	100%	100%

MWhr Breakdown

	Quarter Ended		12 Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Nuclear - NJ	4,977	4,859	19,642	18,119
Nuclear - PA	2,366	2,271	9,466	9,196

Total Nuclear	7,343	7,130	29,108	27,315

Fossil - Coal - NJ	1,604	1,810	6,041	6,537
Fossil - Coal - PA	1,609	1,461	6,122	5,989
Fossil - Coal - CT	602	568	2,827	2,736

Total Coal	3,815	3,839	14,990	15,262

Fossil - Oil & Natural Gas - NJ	1,197	648	6,418	4,660
Fossil - Oil & Natural Gas - NY	505	201	2,329	1,003
Fossil - Oil & Natural Gas - CT	221	437	443	1,039
Fossil - Oil & Natural Gas - Midwest	10	3	478	510

Total Oil & Natural Gas	1,934	1,289	9,668	7,212

Fossil - Pumped Storage	(36)	(31)	(149)	(141)

	13,056	12,227	53,617	49,648

Attachment 12

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
STATISTICAL MEASURES
(Unaudited)

	Quarters Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005

Weighted Average Common Shares Outstanding (000's)
Basic	252,292	245,048	251,678	240,297
Diluted	252,765	248,068	252,314	244,406

Stock Price at End of Period			$66.38	$64.97

Dividends Paid per Share of Common Stock	$0.57	$0.56	$2.28	$2.24

Dividend Payout Ratio*			61.5%	59.4%

Dividend Yield			3.4%	3.4%

Price/Earnings Ratio*			17.9	17.2

Rate of Return on Average Common Equity*			14.5%	16.2%

Book Value per Common Share			$26.63	$23.98

Market Price as a Percent of Book Value			249%	271%

Total Shareholder Return	9.4%	1.8%	5.7%	30.2%

*Calculation based on Operating Earnings for 12 month period ended

Attachment 13

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Non-Trading Mark-to-Market
(Unaudited)
December-06

2006 Non-Trading Mark-to-Market
Energy Positions

In Millions After-Tax	Q1	Q2	Q3	Q4	Year-to-Date

Power	$(11.4)	$1.3	$12.0	$(3.0)	$(1.1)
Holdings	$(4.1)	$13.0	$29.3	$(9.4)	$28.8

Total	$(15.5)	$14.3	$41.3	$(12.4)	$27.7

EPS Impact	Q1	Q2	Q3	Q4	Year-to-Date

Power	$(0.05)	$0.01	$0.05	$(0.01)	$(0.00)
Holdings	(0.02)	0.05	0.12	(0.04)	$0.11

Total	$(0.07)	$0.06	$0.17	$(0.05)	$0.11

2005 Non-Trading Mark-to-Market
Energy Positions

In Millions After-Tax	Q1	Q2	Q3	Q4	Year-to-Date

Power	$15.1	$(3.5)	$(14.1)	$(5.3)	$(7.8)
Holdings	$-	$-	$(3.4)	$-	$(3.4)

Total	$15.1	$(3.5)	$(17.5)	$(5.3)	$(11.2)

EPS Impact	Q1	Q2	Q3	Q4	Year-to-Date

Power	$0.06	$(0.01)	$(0.06)	$(0.02)	$(0.03)
Holdings	-	-	(0.01)	-	$(0.01)

Total	$0.06	$(0.01)	$(0.07)	$(0.02)	$(0.04)

Attachment 14

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
PSEG Liquidity
(Unaudited, $ Millions)
December-06

PSEG Liquidity as of December 31, 2006

						Available
Company	Facility	Expiration	Total	Primary Purpose	Usage at	Liquidity
		Date	Facility		12/31/2006	12/31/2006

PSEG	5-year Credit Facility	Dec-11	$1,000	CP Support /Funding/LCs	$354	$646

	Uncommitted Bilateral	N/A	N/A	Funding	0	N/A
	Agreement

PSE&G	5-year Credit Facility	Jun-11	600	CP Support /Funding/LCs	0	600

	Uncommitted Bilateral	N/A	N/A	Funding	31	N/A
	Agreement

Energy	5-year Credit Facility	Jun-10	150	Funding/LCs	6	144
Holdings

Power	5-Year Credit Facility	Dec-11	1,600	Funding/LCs/CP Support	20	1,580

	Bilateral Credit Facility	Mar-10	100	Funding/LCs	0	100

	Bilateral Credit Facility*	Jun-07	200	Funding/LCs	19	181

		Total	$3,650			$3,251

				Total Liquidity Available		$3,251

	*PSEG/Power Co-borrower facility